                                                          Exhibit 10.7


                                 LOAN AGREEMENT


                 Loan Agreement dated November 12, 1992, among Garden State Nutritionals, Inc. having its principal place of business at 100 Lehigh Drive, Fairfield, New Jersey 07004 ("Borrower") and guarantor(s) identified by their execution below ("Borrower" and "Guarantor(s)" collectively referred to hereafter as "the Obligors") and Chemical Bank New Jersey, National Association, a national banking association (the "Bank"). Borrower has applied to Bank for a loan in the principal amount of $1,151,250.00 (the "Loan") the proceeds of which shall be used for the purpose of enabling Borrower to purchase the premises commonly known as 21-25 Dwight Place, Fairfield, New Jersey (the "Premises"). Bank has made the Loan upon the following terms and conditions.

        (1)      PAYMENT.
                 -------
                                    THE NOTE

                 a. The Borrower shall repay the Loan according to the terms of its Commercial Purpose Loan Note (the "Note") dated November 12, 1992, or any renewal, extension, replacement, or modification thereof.

                                   PREPAYMENT

                 b. Upon at least five (5) and not more than fifteen (15) business days' prior irrevocable written notice to Bank, Borrower may prepay the loan in whole or in part at any principal payment date, accompanied by the interest accrued through the date of the prepayment in multiples of $200,000, however Borrower shall also directly reimburse Bank at the time of any such prepayment for any loss incurred or to be incurred by Bank in the redeployment of the funds associated with the fixed rate option. A prepayment penalty shall be calculated as follows: The difference between the fixed rate and the current yield on a U.S. Treasury obligation with a maturity approximately equal to the remaining fixed rate period, times the total amount of principal prepaid on the loan, times the remaining fixed rate period (360 day basis), discounted to present value. Said prepayment penalty shall also apply in the event the Loan is prepaid as a result of a sale or further encumbrancing of the Mortgaged Premises.

        (2)      REPRESENTATIONS AND WARRANTIES.

                 In order to induce Bank to enter into this Agreement and to make the Loan, each Obligor represents and warrants to Bank that:

                 a.       (As to each Obligor that is not an individual) it:

                          (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation;

                          (ii) is duly qualified and in good standing in every jurisdiction in which it presently engages in business and in which such qualification is required;

                          (iii) has the power, authority and legal right to own, or lease and enjoy undisturbed, the assets of the business and engage in business as now conducted;

                          (iv) has the power, authority and legal right to enter into, execute and deliver this Agreement, the Note, the Mortgage, the Guaranty, the Security Agreement, and any other agreements or documents furnished in connection with the Loan;

                          (v) the execution, delivery and performance of this Agreement, the borrowings by the Borrower hereunder and the execution and delivery of the Note, Security Agreement and the Mortgage and any other agreements or documents furnished in connection with the Loan, (a) have been duly authorized by all requisite corporate action, (b) will not violate (i) any provision of law applicable to the Obligor, any governmental rule or regulation, or the charter or By-laws of the Obligor or (ii) any order of any court or other agency of government binding on the company or any indenture, agreement or other instrument to which the Obligor is a party, or by which it or any of its property is bound, and (c) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Obligor other than as contemplated by this Agreement; and

                          (vi) such Obligor has no subsidiaries except that Borrower owns 100% of Natural Vitamin Concepts, Inc.

                    FINANCIAL STATEMENTS ACCURATE; NO CHANGE

                b. All financial statements of such Obligor previously delivered to Bank, whether or not in connection with this Loan, are complete, correct, present fairly the financial condition of that entity, were prepared by an independent certified public accountant, reflect every liability (whether direct or contingent) and there has been no material adverse change in the financial condition of such Obligor or the business or operations of the Obligor since the date of the most recent financial statements delivered to Bank by such Obligor;

                                OTHER AGREEMENTS

                c. This Agreement will not violate any other indenture or other agreement nor any law, order, rule or regulation of any government instrumentality applicable to such Obligor or by which its property is bound nor will it result in the creation or imposition of any other lien, except for those being created by the Mortgage and the Security Agreement related hereto;

                                   FIRST LIEN

                d. Any security interests created in collateral for the Loan constitute valid, first and prior perfected liens in favor of Bank;

                                   LITIGATION

                e. There are no suits or proceedings pending or threatened against any Obligor to the best knowledge of each Obligor or affecting any of its properties (of which such Obligor has any knowledge) except those disclosed and explained by letter of counsel annexed hereto as Exhibit B; whether or not a letter of Borrower's counsel is required for this purpose, Bank shall have received, on or immediately prior to the date of this Agreement, the favorable written opinion of Borrower's counsel addressed to Bank confirming the accuracy of the representations and warranties set forth in Sections 2(a), (c) and (d) hereof;

                                     TAXES

                f. All assessed deficiencies resulting from Internal Revenue Service examinations of the Federal income tax returns of each Obligor, have been discharged or reserved against. Each Obligor has filed or caused to be filed all Federal, state and local tax returns which are required to be filed, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due, except any such taxes that are immaterial in amount and reserved against.

                                     ERISA

                g. Such Obligor, if required, is in compliance in every material respect with the applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and regulations or published interpretations thereof and has not had a Reportable Event occur with respect to any Plan as defined in ERISA; and

                          FEDERAL RESERVE REGULATIONS

                h. Such Obligor is not engaged principally in nor has as an important activity in the business of extending credit for the purpose of purchasing or carrying "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) nor will any part of the proceeds of this Loan be used, now or ultimately, to purchase or carry such stock or extend such credit or violate in any way Regulations G, T, U or X of such Board of Governors.

(3)      AFFIRMATIVE COVENANTS.

        Each Corporate Obligor (that is not an individual) covenants and agrees that, from the date hereof until the full satisfaction of the obligations under this Agreement and the Note:

                       CORPORATE EXISTENCE AND PROPERTIES

        a. It shall preserve, protect, renew and keep in full force and effect its existence, rights, licenses, permits, patents, trademarks, trade names and franchises; comply with all laws and regulations applicable to it; not materially alter the nature or scope of business as presently conducted by it and preserve, repair and maintain all property utilized in the conduct of its business;

        b. Maintain insurance with financially sound insurers on its properties against such risks as fire, public liability, lack of fidelity by its employees all as reasonably required by Bank in accordance with the Bank's five year term loan approval letter dated 11/3/92 incorporated herein by reference as Exhibit A;

                              FINANCIAL STATEMENTS

        c.       It shall furnish to Bank the following financial information:

                 (i) not later than 90 days after the end of its fiscal year audited financial and operating statements of Obligor prepared in accordance with generally accepted accounting principles consistently applied and certified in a manner satisfactory to Bank by independent certified public accountants acceptable to Bank;

                (ii) not later than 60 days after the end of each fiscal quarter balance sheets and statements of income and changes in financial condition, on a comparative basis and in sufficient detail as acceptable to Bank, their accuracy certified in a manner satisfactory to Bank by the President or Chief Financial Officer (the Treasurer or successor, if any, designated by the Board of Directors of the applicable Obligor) of the applicable Obligor; and

                (iii) with each set of statements described above the certificate of the President or Chief Financial Officer that sets forth covenant compliance calculations and that no event has occurred or exists which alone or with notice, the passage of time, or both, would constitute an Event of Default; and

                 (iv) not later than May 30th of each year prior to the projected year ending August 31st, furnish Bank with annual financial projections in a form satisfactory to Bank.

                         ACCESS TO PREMISES AND RECORDS

        d. Upon written request, Bank's representatives shall be permitted access to any or all of such Obligor's properties and financial records, to make extracts from such records and to discuss the business, finances and affairs with its officers;

                                    NOTICES

        e.       Obligors shall promptly give written notice to Bank of:

                                     ERISA

                 (i) the details of any Reportable Event as defined in ERISA which has occurred;

                              EVENTS OF DEFAULT

                 (ii) the occurrence of any event which alone or with notice, the passage of time or both, would constitute an Event of Default; Litigation

                 (iii) the commencement of any proceeding or litigation which, if adversely determined, would adversely affect its financial condition or ability to conduct business; or

                             ADDITIONAL GUARANTORS

                 (iv) the formation of any subsidiary of Borrower after the date of this Agreement which notice shall be accompanied by the Resolution of the Board of Directors of such subsidiary to execute this Agreement as an additional Guarantor, together with execution by Amendment of such Guaranty.

                        ADDITIONAL COVENANTS OF BORROWER

        f. Borrower shall maintain 100% ownership in the company known as Natural Vitamin Concepts, Inc. during the term of the Loan.

        g. Borrower shall maintain business relations with all companies, including affiliates, on an arm's length basis in accordance with generally accepted accounting principles.

(4)      NEGATIVE COVENANTS.
         -------------------

         Borrower covenants and agrees that, from the date hereof until the full satisfaction of obligations under this Agreement and the Note, it will not without Bank's prior written consent:

                                  INDEBTEDNESS

        a. Create, incur or assume any indebtedness for borrowed money other than that provided under this Agreement or otherwise consented to by Bank.

                                     LIENS

        b. Create, incur or permit to exist against any of its properties or assets, real or personal, tangible or intangible, now owned or hereafter acquired, any mortgage or other lien or encumbrance, except:

                 (i) deposits or pledges relating to the payment of Workman's Compensation, Unemployment Insurance, old age pension or other Social Security;

                 (ii) deposits or pledges relating to the performance of bids, tenders, contracts or leases;

                 (iii) deposits or pledges relating to statutory obligations and surety or appeal bonds necessary to the continuance of the business in the ordinary course;

                 (iv) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves are maintained; and

                             CONTINGENT OBLIGATIONS

        c. Assume, guarantee, endorse or otherwise become directly or contingently liable for the obligations of any other person except for the Guaranty in connection with this Agreement and the endorsement of negotiable instruments for the deposit or collection in the ordinary course of business;

                              CAPITAL EXPENDITURES

        d. Expend for fixed assets during any one fiscal year an amount in excess of $150,000.00; except for those capital expenditures made in association with the Premises which shall not exceed $350,000.00 and except for those capital expenditures made for improvements to the 100 Lehigh Drive, Fairfield, New Jersey building which shall not exceed $250,000.00 and except for those expenditures made in connection with the restoration of the Premises following a casualty loss or condemnation;

                                   NET WORTH

        e. Permit Tangible Net Worth at any time to be less than $5,000,000.00. "Tangible Net Worth" is defined, at any date as
                 (1) the aggregate amount at which all assets of Borrower would be shown on a balance sheet at such date after deducting capitalized research and development costs, capitalized interest, debt discount and expense, goodwill, patents, trademarks, copyrights, franchises, licenses and such other assets as are properly classified as "intangible assets" (except that Borrower may include in its calculations of Tangible Net Worth the intangible asset currently carried on its books relating to a non-competition agreement with a former shareholder) less (2) the aggregate amount of all indebtedness, liabilities (including tax and other proper accruals) and reserves of Borrower excluding Approved Subordinated Debt, if any;

                                DEBT: NET WORTH

        f. Permit the ratio of Total Liabilities to Tangible Net Worth at any time to exceed 1.25:1. ("Total Liabilities" is defined as all liabilities which would properly appear on the liability side of a balance sheet, other than capital stock, capital surplus, retained earnings, minority interest, deferred credits, Approved Subordinated Debt, and contingency reserves, under generally accepted accounting principles).

                               WORKING CAPITAL

        g. Permit Working Capital (defined as current assets less current liabilities) to be less than $3,500,000.00.

                                    PROFITS

        h. Permit net profits to be less than $250,000.00 in any fiscal year.

                                   OWNERSHIP

        i. Permit any change in the ownership of Borrower, except that Borrower's majority Shareholder may acquire the minority interest in Borrower without the consent of Bank.

(5) AGREEMENT OF INDIVIDUAL GUARANTOR(S). Each Individual Guarantor agrees:

        a. To execute in favor of and in form satisfactory to Bank, a subordination of any present or future indebtedness of Borrower to such Guarantor;

        b. To execute a guaranty of payment of Borrower's obligations hereunder to Bank; and

        c. To notify Bank of any material adverse change in the financial condition of Obligors as and when Guarantor shall acquire knowledge thereof.

        d. To the extent that the language in any Guaranty Agreement is inconsistent with this agreement, this Agreement shall control.

(6)      EVENTS OF DEFAULT

        In case of the happening of any of the following events ("Events of Default"):

        a. Any representation or warranty made herein, in the Mortgage or Security Agreement or in any other instrument, agreement or certificate furnished in connection with any of the foregoing shall prove false or misleading in any material respect;

        b.       Any occurrence delineated in the Note as an Event of Default;

        c. Any occurrence delineated in the Mortgage or Security Agreement as an Event of Default;

        d. Any Obligor shall default in the due observance or performance of any negative covenant contained in this Agreement, Mortgage or any Security Agreement;

        e: Any Obligor shall default in the due observance or performance of any covenant, condition or agreement (other than those referred to in sectons (b) and (d) immediately above) contained in thes Agreement, any Mortgage, Note or Security Agreement to which it is a party whether to Bank or any other holder of such instrument; and

        f. A Reportable Event shall have occurred with respect to any Plan as defined in ERISA and (i) Bank has notified the affected obligor in writing that it has determined that such Reportable Event constitutes reasonable grounds for termination of such Plan by the Pension Benefit Guaranty Corporation or the appointment of a trustee to administer the Plan, by an appropriate U.S. District Court or (ii) such termination proceedings are commenced or such appointment occurs;

        g. Any Obligor shall default in any other loan, extension of credit, guaranty agreement or any other agreement such Obligor has with Bank, whether related to the Loan or otherwise except for payments such Obligor is disputing in good faith in the normal course of business and for which such Obligor has maintained adequate reserves;

        h.       Transfer of title to the Premises;

        i. Borrower shall have failed to make timely payments on its debts as they become due, (except for payments Borrower is disputing in good faith in the normal course of business and for which the Borrower has maintained adequate reserves), filed for bankruptcy, made general assignment for the benefit of creditors, or filed an answer admitting the material allegations of a petition in bankruptcy;

        j. A writ of execution shall be issued against all or any part of the substantial properties of Borrower, or any judgment involving monetary damage shall be entered against Borrower or Guarantor(s) aggregating more than $50,000;

        k. Seizure or foreclosure of any of the properties of Borrower pursuant to process of law or by respect of legal self-help, involving monetary damages aggregating more than $50,000;

        l. Default by Borrower or Guarantor(s) in any of the terms or conditions of any agreement covering the payment of borrowed money, except for payments being disputed in good faith in the normal course of business and for which adequate reserves have been maintained;

        m. Any material adverse change in the business of Borrower or Guarantor(s);

        n. Any change in ownership of Borrower or Guarantor(s) with the exception of the acquisition of the minority interest in Borrower by Borrower's majority Shareholder, without the prior express written consent of the Bank, which consent shall not be unreasonably withheld by the Bank;

        o. Borrower or Corporate Guarantor(s) shall have entered into any secondary financing or shall have consented to the placing of any lien on the Premises, whether or not such financing or lien is prior to or subordinate to the lien of the Mortgage;

        p. Borrower or Guarantor(s) shall have made loans, advances or investments other than Permitted Investments from the business. The Borrower or Guarantor(s) shall have purchased or otherwise acquired, any capital stock, warrants, rights, options, obligations or other securities of, made any capital contribution to, or otherwise invested in, any Person in excess of $250,000; provided, however, that nothing in this subsection shall prevent Borrower from purchasing Permitted Investments (readily marketable direct obligations of the United States of America and certificates of deposit issued by commercial banks of recognized standing operating in the United States of America and prime commercial paper and readily marketable securities (herein defined as securities listed on a recognized exchange, for which there is a liquid market, consistent with the type of investment pattern Borrower has established with
                 Bank)), in excess of the aforementioned amount;

        q. Borrower shall have provided its guaranty in support of other obligations without the express prior written consent of Bank;

        r. Guarantor(s) shall have provided its or their guaranty in support of other obligations without giving prior written notification to Bank;

        s. Guarantor(s) shall have incurred additional indebtedness, or made loans from its or their business without the consent of Bank, except for ordinary trade debt;

        t. Borrower shall have violated any terms of the Indemnification Agreement with Showa Denko America, Inc., dated August 2, 1990 that could dilute Borrower's coverage under said agreement;

        u. Failure to comply with any of the terms and conditions of the Bank's five-year term loan approval letter dated 11/3/92 (Exhibit A) the terms and conditions of which are incorporated herein by reference with the same force and effect as if they were set forth herein at length.

then, the Note shall be immediately due and payable in full, both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein, in the Mortgage, Note, Security Agreement or elsewhere to the contrary notwithstanding.

(7)      MISCELLANEOUS.
         -------------
                                    EXPENSES

        a. Borrower will pay all out-of-pocket losses, costs and expenses incurred by Bank in connection with the Loan hereunder, the enforcement of any provision of this Agreement, or any Note or the collection of any amount due hereunder or thereunder including but not limited to, the reasonable fees and disbursements of counsel to Bank incurred in the course of so enforcing such rights.

                                   NO WAIVER

        b. No failure or delay by Bank in exercising any right, power or remedy hereunder upon a breach hereof shall constitute a waiver of any such term, condition, covenant, agreement, right, or power of Bank or prevent Bank from exercising any such rights, power or remedy at any later time or times.


                             SURVIVAL OF COMMITMENT

        c. The terms and conditions of the Bank's five year term loan approval letter dated 11/3/92 (Exhibit A) shall not merge into this Agreement, but shall survive execution of this Agreement. In the event of any uncertainty, inconsistency or lack of clarity between this Agreement and said approval letter, this Agreement shall govern and supersede said approval letter.

                                   AMENDMENTS

        d. Bank shall not be deemed to have waived any of the terms, agreements, conditions and covenants hereof, except by a writing signed by an officer of Bank and delivered to Borrower. This Agreement may be amended by a supplemental Agreement setting forth such amendment or amendments when properly executed by Borrower and Bank. Guarantors hereby waive notice of any amendment to this Agreement except any amendment to section (5) concerning the agreement of individual guarantors.

                                      GAAP

        e. All accounting terms used herein shall have the meaning assigned to them by generally accepted accounting principles, unless otherwise defined.

                                 LAW GOVERNING

        f. This Agreement and all rights hereunder shall be governed by the laws of the State of New Jersey and applicable laws of the United States and shall be binding upon the Obligors, their heirs, executors, administrators, successors and assigns and shall inure to the benefit of Bank, its successors and assigns. The obligations and conditions of this

                 Agreement shall continue until all indebtedness and liability of the Obligors to Bank hereunder has been paid and satisfied in full.

                                    NOTICES

        g. Any notice shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at the address set forth below, or if sent by registered or certified mall, return receipt requested, on the third business day after the day on which mailed, addressed to such party at said address:

                 (i) if to Chemical Bank New Jersey, National Association, at Two Tower Center, P.O. Box 1094, East Brunswick, New Jersey 08816-1094, Attn: Lawrence Palumbo, Jr., Vice President;

                 (ii) if to the Company at 100 Lehigh Drive, Fairfield, New Jersey 07004, Attn: Edward Frankel, President;

                 (iii) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section.

                                   ASSIGNMENT

        h. Bank shall have the option of selling, assigning or transferring all or any part of the Loan to any other financial institution without the permission of Borrower. This Agreement or the Loan shall not be assigned, sold or transferred by Borrower.

(8)      ADDITIONAL PROVISIONS.
         ---------------------

        a. Borrower shall maintain a loan to value ratio of no less than 75% during the term of the loan. If an updated appraisal reflects a loan to value ratio below 75%, Borrower shall be required to pay to Bank such amounts as would reduce the loan and bring that ratio to 75%, or provide such additional collateral as will satisfy Bank in Bank's discretion.

        b. Guarantor, Windmill Marketing Services, Inc. covenants and agrees that it shall not have losses in excess of $100,000.00 in any fiscal year and that it shall not have losses in any two consecutive fiscal years.

        c. In addition to the five percent (5%) late charge assessed to Borrower on the amount of any required payment, including interest, principal and taxes, not received by Bank within five
                 (5) days after the date it is due, if there shall occur an Event of Default hereunder or under any other instrument executed and delivered to Bank in connection herewith, Borrower shall, on demand, pay a default rate of interest on the entire principal amount outstanding at a rate equal to the fixed rate set forth in the Note plus 2%.

        d. When and if the Premises, or any part thereof, shall be leased, Borrower shall give ten (10) days' prior written notice of its intention to lease said Premises to Bank. Any such lease(s) shall be assigned to Bank as additional security for the Loan, such collateral assignment to be in a form acceptable to Bank's counsel.


                               GARDEN STATE NUTRITIONALS, INC., Borrower

                            By: Edward Frankel
                               --------------------------------------
                               Edward Frankel, President

                               WINDMILL MARKETING SERVICES, INC., Guarantor

                            By: Edward Frankel
                               --------------------------------------
                               Edward Frankel, President

                               NATURAL VITAMIN CONCEPTS, INC., Guarantor

                            By: Edward Frankel
                               --------------------------------------
                               Edward Frankel, President




Agreed to and Accepted:

CHEMICAL BANK NEW JERSEY, NATIONAL ASSOCIATION

By: /s/ Lawrence Palumbo, Jr.
   -------------------------------------------

10/27/92 Commitment Letter to be attached.





                                   Exhibit A

                               PENDING LITIGATION



1.       Pittel v. Garden State Nutritionals, Inc., - DOL 10/25/88 - Product
                Liability Suit - Defense assumed by Borrower's insurer, Chubb & Son, Inc., and reserve of $15,000.00 established by Chubb.

2.       Lloyd T. Whitaker, as Trustee of the Estate of Olympia Holding Corp.,
                Debtor v. Windmill Marketing Services, Inc. - United States Bankruptcy Court, Middle District of Florida, Case No. 90-4223-BKC-3P7, Adversary No.92-19852 - Suit by bankruptcy trustee of estate of common carrier seeking reimbursement for underpayment of freight charges in amount of $6,327.75.





                                   Exhibit B

[CHEMICAL LOGO]

   Chemical Bank New Jersey NA
   Two Tower Center
   P.O. Box 1094
   East Brunswick, NJ 08816-1094
   908/220-3000





November 3, 1992

Edward Frankel, President
Garden State Nutritionals, Inc.
100 Lehigh Drive
Fairfield, New Jersey 07004

         RE:     CHEMICAL BANK - GARDEN STATE NUTRITIONALS, INC.

Dear Mr. Frankel:

I am pleased to inform you that Chemical Bank New Jersey, National Association (the "Bank") has approved a five-year term loan (the "Loan") to Garden State Nutritionals, Inc. (the "Borrower") in the Amount set forth below to be used to purchase the 33,764 square foot building on 2.2 acres of land at 21-25 Dwight Place, Fairfield, New Jersey, for the purchase price of $1,535,000.

The general terms and conditions of this financing will include, but are not limited to:

1.       Borrower: Garden State Nutritionals, Inc. a New Jersey corporation located at 100 Lehigh Drive in Fairfield, New Jersey.

2.       Amount: The Loan shall be in the original principal amount of One
                        Million One Hundred Fifty One Thousand Two Hundred and Fifty Dollars ($1,151,250), or 75% of the purchase price, whichever is less.

3.       Guarantors: Windmill Marketing Services , Inc. a New Jersey corporation and Natural Vitamin Concepts, Inc., a New Jersey Corporation, both located at 100 Lehigh Drive in Fairfield, New Jersey. All guarantees are guarantees of payment on the aforementioned debt.

4.       Term:   The Loan shall mature five years from the date of the Loan closing, at which time the Borrower shall pay to the Bank the then entire outstanding principal balance of the Loan, together with all accrued and unpaid interest thereon, and all other unpaid fees, expenses and other sums due under the Loan Documents.

5.       Interest:  Interest will be charged and payable monthly at a fixed rate to be set by the Bank in its sole discretion at the time of closing. An computations of interest shall be calculated on the basis of the actual number of days elapsed over a year of 365 or 366 days, as appropriate, divided by a 360 day factor. The interest charged upon any event of default, will be the rate set forth in the Note plus 2%, until any such default is cured and/or waived by the Bank. AN INDICATIVE RATE FOR THIS LOAN, AS OF 11-3-92, WAS 7.85% (AMORTIZED STRAIGHT LINE OVER 10 YEARS). THE FIXED RATE SET AT CLOSING COULD DIFFER FROM THESE INDICATIVE RATES.


                                   Exhibit A

Edward Frankel, President
November 3, 1992
Page 2




 6. Loan

    Payments: The loan shall be repaid based on a ten year, straight line amortization schedule resulting in 60 monthly principal payments, 59 of which shall be in the amount of $9,593.75 per month, along with the calculated monthly interest. Each such principal payment shall be due and payable on the first day of each month following closing together with interest on the outstanding principal amount of the Loan. Since the Loan term is for five years, the 60th monthly payment shall be a balloon payment equal to the then entire principal balance outstanding of $585,218.75.

 7. Purpose:    To provide the Borrower the balance of the purchase money
                consideration to enable it to purchase the premises commonly known as 21-25 Dwight Place, Fairfield, New Jersey.

 8. Late
    Charges: The Borrower shall pay a five percent (5%) late charge to be calculated on the amount of any required payment, including interest, principal, taxes, etc., not received by the Bank within five (5) days after the date it is due.

 9. Pre-
    payment:     Upon at least five business days' notice to the Bank the
                Borrower may, in a minimum amount of $200,000, prepay the Loan in whole or in part. The Loan will be subject to a prepayment penalty for any loss incurred by the Bank in the redeployment of funds allocated for this transaction. This penalty is to be calculated as follows:

                Full prepayment only shall be permitted provided the Borrower gives the Lender not less than five (5) business days' nor more than fifteen (15) business days' prior irrevocable written notice and such prepayment is accompanied by payment of accrued interest to and including the date of prepayment together with the Lender's standard fixed rate yield maintenance prepayment premium, which is based upon the difference between the fixed rate and appropriate reinvestment rate, discounted to present value. Prepayments will only be made on principal repayment dates.

                In the event a prepayment of the Loan is made by virtue of a sale or further encumbrancing of the Premises or is voluntarily made after an Event of Default has occurred under the Mortgage, the applicable prepayment penalty as calculated hereunder shall be due and payable.

10. Commitment
    Fee: In consideration of the Bank having negotiated, prepared and delivered this Commitment Letter and agreeing to make the loan in accordance with the terms of this Commitment Letter, the Borrower shall pay to the Bank a non-refundable Commitment Fee in the amount of $11,512.50, which Commitment Fee shall be earned and payable upon the acceptance of this Commitment Letter by the Borrower. The Commitment Fee shall be equal to 1% of the loan in any case.

Edward Frankel, President
November 3, 1992
Page 3




11. Security & Closing Documents:
               There shall be delivered to the Bank as evidence and security for the repayment of the Loan, all documentation required by Bank's counsel including, without limitation, the following Loan documentation (hereinafter the "Loan Documents").

11.1   A Note in the amount of $1,151,250 duly executed by the Borrower
               (hereinafter the "Note");

11.2   A Mortgage constituting a valid first lien on the Premises duly executed by the Borrower (hereinafter the "Mortgage");

11.3   A loan Agreement setting forth the terms and conditions hereof and any other items reasonably required by Bank's counsel (hereinafter the "Loan Agreement").

11.4   An unconditional guaranty of payment duly executed by the Guarantors,
               Windmill Marketing Services, Inc., Natural Vitamin Concepts, Inc., (hereinafter the "Guaranty").

11.5   A perfected first priority security interest pursuant to a Security
               Agreement and UCC-1 Financing Statement(s) covering those items of personal property now owned and hereafter acquired by the Borrower which are attached to, affixed to or otherwise permanently connected to the Premises and are normally regarded as real estate fixtures, including all accessions, substitutions and replacements (hereinafter the "Security Agreement" and "Financing Statement");

11.6   A collateral assignment of leases with respect to the Premises
               (hereinafter the "Assignment of Leases");

11.7   All-risk insurance with extended coverage insuring the Premises in at least an amount equal to 100% of the insurable value of the Premises, excluding land, with a standard New Jersey (noncontributory) mortgagee clause endorsement in favor of the Bank, Two Tower Center, P.O. Box 1094, East Brunswick, New Jersey 08816-1094 must be furnished prior to the Closing Date. The Borrower must maintain a $2MM product liability insurance policy.

11.8   If the Premises are located in a National Flood Plain, a policy of flood insurance naming the Bank as first mortgagee must be delivered to the Bank no later than the Closing Date. A flood zone certification must be furnished to the Bank prior to the Closing Date.

11.9   Comprehensive public liability insurance; minimum coverage of $1MM per person, $1MM per incident, and $500M property insurance, and blanket coverage of $3MM.

11.10  Other insurance as is commonly carried by similar owners.

11.11  An Alta Standard Mortgage Title Insurance Commitment insuring, among other things, that the mortgage on the Premises in the amount of $1,151,250 is valid first lien together with an approved attorney and closing protection letter.

11.12  A current boundary and location survey certified to the tide insurance company and the

Edward Frankel, President
November 3, 1992
Page 4




               Bank, prepared by a licensed surveyor satisfactory to the Bank.

11.13    An appraisal of the Premises prepared by an appraiser designated by the
               Bank in form and substance acceptable to the Bank has been delivered to the Bank and has been found to be acceptable.

If the Closing Date shall be later than ninety (90) days after the Appraisal
               Date, the Bank shall have the option to require reappraisal of the Premises which reappraisal must meet all the requirements for the original appraisal and the cost of which must be paid by the Borrower. In addition, the Bank may require, from time to time, updated appraisals. These appraisals of the Premises will be prepared by an appraiser designated by the Bank in form and substance acceptable to the Bank, must meet all the requirements of the original appraisal, and the cost of which must be paid by the Borrower.

11.14    Evidence of approvals of all governmental authorities and public utility companies having jurisdiction over the Premises; including, without limitation, environmental, utilities, zoning, variances.

11.15    Opinion of Borrower's Counsel verifying that the loan Documents have been duly authorized, executed and are in force in accordance with their terms, that the Borrower and Guarantors are validly existing corporations in good standing, that the making and execution of the loan Documents are duly authorized and consistent with corporate charter, minutes and by-laws, and such other items as Bank's Counsel may require.

11.16    An environmental audit of the Premises prepared by an environmental consultant designated and approved by the Bank, in form and substance acceptable to the Bank, was delivered to the Bank and was found to be acceptable, subject to paragraphs a through d noted below. The Bank reserves the right, under the following conditions: 1) An environmental event occurs on the subject property, or 2) the Bank is notified that an environmental event has occurred on the subject property, or on an adjacent property, or 3) the Borrower defaults on the loan Agreement in any way, to retain, at the Borrower's expense, an independent professional consultant to review any report prepared on behalf of or by the Borrower and/or to conduct its own investigation of the Premises and the Borrower hereby grants to the Bank, its agents, employees, consultants and contractors the right to enter upon the Premises and to perform such tests on the Premises as are necessary to conduct such a review or investigation. The Borrower and Guarantor(s) (as herein above defined), if any, shall execute any and all documentation concerning environmental issues as the Bank may request, and such documentation shall include, but not be limited to, an indemnification that shall survive foreclosure, and such documentation shall be satisfactory to the Bank and the Bank's counsel. Without limiting the generality of the foregoing, the following specific areas of environmental concerns must be addressed as indicated prior to closing:

               a. Asbestos containing building materials (non-friable tiles) were identified in the Premises. The Borrower is advised that the aforementioned substance is present in 21-25 Dwight Place. In the event that the Borrower undertakes to

Edward Frankel, President
November 3, 1992
Page 5




               dispose of the non-friable asbestos tiles, the Borrower confirms that it shall do so in accordance with all applicable regulations.

               b. One pad mounted electrical transformer presumed to be containing PCBs was identified. THE BORROWER WILL COMPLY WITH ALL LAWS APPLICABLE TO THE MAINTENANCE, TESTING AND/OR REPLACEMENT OF THE SUBJECT TRANSFORMER AND THE REMEDIATION OF ANY SPILLS AS MAY BE REQUIRED THEREBY.

               c. Lead in Water was identified as a possibility. It is our requirement that a further study be conducted on the lead levels prior to closing. Depending on such study, appropriate remediation will be required to the Bank's satisfaction.

               d. Abandoned chemical substances left on the property from past printing operations were disclosed. The Bank requires that there shall be proper disposal of the substances along with any other refuse left by past tenants WITHIN 90 DAYS OF CLOSING.

               If the aforementioned concerns are not addressed to the Bank's satisfaction within the prescribed time periods, then the Borrower shall be deemed to be in default of the Loan Agreement.

11.17    Corporate resolution(s) of the Borrower and Corporate Guarantors.

11.18    Such other and further documents as the Bank or the Bank's counsel may require.

12. Events of Default:

               The Loan Documents shall include a customary Events of Default provision including, but without limitation, the following Events of Default (hereinafter the "Events of Default"):

12.1     If any representation or warranty made by the Borrower or the Guarantor in the Loan Agreement or any other Loan Documents shall prove to have been inaccurate in any substantial and material respect as of the date or dates with respect to which it is deemed to have been made.

12.2     The Borrower shall have failed to make timely interest payments, within the S day cure period.

12.3     The Borrower shall have failed to make timely principal payments, within the 5 day cure period.

12.4     The Borrower shall have failed to make timely payments on its debts as they become due,(except for payments the Borrower is disputing in good faith in the normal course of business and for which the Borrower has maintained adequate reserves), file for bankruptcy, made general assignment for the benefit of creditors, or have filed an answer admitting the material allegations of a petition in bankruptcy.

12.5     The Borrower shall have transferred title to the Premises.

Edward Frankel, President
November 3, 1992
Page 6





12.6     A writ of execution shall be issued against all or any part of the substantial properties of the Borrower, or any judgment involving monetary damage shall be entered against the Borrower or the Guarantor(s) aggregating more than $50,000.

12.7     Seizure or foreclosure of any of the properties of the Borrower pursuant to process of law or by respect of legal self-help, involving monetary damages aggregating more than $50,000.

12.8     Default by the Borrower or the Corporate Guarantors in any of the terms or conditions of any agreement covering the payment of borrowed money, except for payments the Borrower is disputing in good faith in the course of normal business and for which the Borrower or the Corporate Guarantors have maintained adequate reserves.

12.9     Any material adverse change in the business of the Borrower or the
               Guarantor(s).

12.10    Any change in ownership of the Borrower or Guarantors without the prior express written consent o the Bank, EXCEPT THE ACQUISITION BY EDWARD FRANKEL OF THE MINORITY INTEREST IN THE BORROWER, which consent shall not be unreasonably withheld by the Bank.

12.11    The Borrower or the Corporate Guarantors shall have entered into any secondary financing or shall have consented to the placing of any lien On the Premises, whether or not such financing or lien is prior to or subordinate to the lien of the Mortgage.

12.12    The Borrower or the Guarantor shall have made loans, advances or investments, other than Permitted investments, from the business without the consent of the Bank. The Borrower, or Guarantors shall have purchased or otherwise acquired, any capital stock, warrants, rights, options, obligations or other securities of, make any capital contribution to, or otherwise invest in, any Person in excess of $250M; provided, however, that nothing in this subsection shall prevent the Borrower from purchasing Permitted Investments (readily marketable direct obligations of the United States of America and certificates of deposit issued by commercial banks of recognized standing operating in the United States of America and prime commercial paper and readily marketable securities (herein defined as securities listed On a recognized exchange, for which there is a liquid market, consistent with the type of investment pattern the Borrower has established with the Bank) in excess of the aforementioned amount.

12.13    The Borrower shall have provided its guaranty in support of other obligations without the express prior written consent of the Bank.

12.14    The Guarantor(s) shall have provided its or their guaranty in support of other obligations without notifying the Bank in writing prior to such a guaranty,

12.15    The Guarantor(s) shall have incurred additional indebtedness, or made loans from its

Edward Frankel, President
November 3, 1992
Page 7




               or their business without the consent of the Bank, except for ordinary trade debt.

12.16    The Borrower shall have violated any terms of the Indemnification
               Agreement with Showa Denko America that could dilute the Borrower's coverage under said agreement.


13.      Covenants and Representations:
               The Loan Documents shall include the following financial covenants and representations:

13.1     The Borrower shall furnish the Bank with audited financial and operating statements, prepared by an independent certified public accountant, within ninety (90) days after the end of each fiscal year.

13.2     The Borrower shall furnish the Bank with financial and operating statements for each quarterly period within 60 days after the end of each said fiscal quarterly period.

13.3     The Borrower shall furnish the Bank with annual financial projections on or before May 30th of the year prior to the projected year ending August 31st.

13.4     The Borrower shall provide the Bank with a certificate prep- and certified by the Chief Financial Officer certifying the accuracy of the financial statements and indicating whether any defaults exist on an annual and quarterly basis, in conjunction with the aforementioned reporting requirements and timing.

13.5     The Guarantors shall provide the Bank with financial and operating statements of the type required by the Borrower, and on the schedule proscribed for the Borrower.


13.6     The Borrower shall maintain:

               a.       Net Worth of not less than $5,000,000.

               b. Ratio of total liabilities divided by net worth of no greater than 1.25X.

               c. Working Capital, defined as current assets less current liabilities, of not less than $3,500,000.

               d. The Borrower will not make capital expenditures or acquisitions in excess of $150,000 for any given year, except for those capital expenditures made in association with the new building (350M) and improvements to the 100 Lehigh Drive building
               (250M) AND THOSE CAPITAL EXPENDITURES MADE IN CONNECTION WITH THE RESTORATION OF THE MORTGAGED PREMISES FOLLOWING A CASUALTY LOSS OR CONDEMNATION. without the consent of the Bank.

               e. The Borrower shall not show profits of less than 250M for any fiscal

Edward Frankel, President
November 3, 1992
Page 8




               year.

               f. The Borrower shall maintain 100% ownership in the company known commonly as Natural Vitamin Concepts, Inc. during the tenor of the loan.

               g. The Borrower shall maintain business relations with all companies, including affiliates, on an arms-length basis in accordance with GAAP.

               h. The Borrower shall maintain a loan to value ratio of no less than 75% during the tenor of the loan. If an updated appraisal reflects a loan to value ratio below 75%, the Borrower shall be required to pay the Bank such amounts as would reduce the loan and bring that ratio to 75 %, or provide such additional collateral as will satisfy the Bank,at its discretion.

13.7     Windmill Marketing Services, Inc. will not incur a loss in excess of
               $100M in any fiscal year, nor shall Windmill Marketing Services, Inc. incur a loss of any kind in any two consecutive fiscal years.

13.8     Insurance or Condemnation Proceeds -Dispositions. In the event of partial or total destruction of the Premises by fire or in the event the Premises or a part thereof are condemned by a governmental agency, the proceeds of such insurance or condemnation shall be payable to the Bank (ie. the Bank shall be named sole loss payee) for the benefit of the Bank to be held in escrow and to be disbursed and applied as follows: The Bank shall have the option either to (a) use said insurance or condemnation proceeds to reduce the outstanding principal balance of the Loan, or to (b) use said proceeds for the purpose of restoring the damaged or condemned property to a value substantially equivalent to that value before the loss or condemnation.

13.9     Right of Set-Off by the Bank: For so long as the Bank shall be the holder of the Note, it shall have the right after the occurrence of an Event of Default immediately and without notice or other acts to set off against any of the Borrower's or the Guarantor's obligations to it as note holder, any sum owed by the Bank in any capacity to the Borrower or the Guarantor, whether due or not, or any property of the Borrower or the Guarantor in the possession of the Bank, and the Bank shall be deemed to have exercised such right of set-off and to have made a charge against such sum or property upon the occurrence of any Event of Default, even though the actual book entries may be made at some time subsequent thereto.

13.10    Super Lien: The Borrower agrees to all reasonable representations and covenants required by the Bank so as to protect the Bank from the effects of the "Spill Compensation and Control Act" (N.J.S.A. 58:10-23.11 et seq.). In addition, the Borrower shall agree to pay the cost of any soil borings or toxic waste investigations which may be reasonably required by the Bank, if: 1) an environmental event should occur on the subject property, or 2) the Bank is notified that an environmental event shall have occurred on the subject property, or on an adjacent property, or
               3) the Borrower should default under the loan Agreement.

Edward Frankel, President
November 3, 1992
Page 9





13.11    The Borrower will maintain an account with the Bank containing sufficient funds to cover its monthly interest and principal payment. The Bank shall charge this account monthly for interest and principal on the sixth day of each month and the Borrower shall immediately restore the account with sufficient funds to cover the anticipated interest and principal for the following month.

13.12    Hazardous Materials: The Bank, in its sole discretion, may require evidence that the Premises do not contain (a) friable asbestos or asbestos contaminating material; (b) urea-formaldehyde foam insulation; (c) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million on or servicing the Premises, except that transformer that was identified in the Phase I environmental audit, ; (d) any other chemical, material or substance which is prohibited, limited or regulated by any federal, state, county, regional or local authority. In addition, the Borrower agrees to submit, if so requested by the Bank, a report prepared by a consultant approved by the Bank, certifying that the Premises are not now being used, nor have been used in the past, for any activities involving, directly or indirectly, the use, generation, treatment, storage, or disposal of any hazardous or toxic chemical, material substance or waste. Annexed hereto, and made a part hereof, as Exhibit A, is the Bank's outline of minimum acceptable scope of work for a Phase I Environmental Hard Audit. The Bank reserves the right, under the following conditions: 1) an environmental event should occur on the subject property, or 2) the Bank is notified that an environmental event shall have occurred on the subject property, or on an adjacent property, or 3) the Borrower should default under the Loan Agreement.. to retain, at the Borrower's expense, an independent professional consultant to review any report prepared by the Borrower and/or to conduct its own investigation of the Premises and Borrower hereby grants to the Bank, its agents, employees, consultants and contractors the right to enter upon the Premises and to perform such tests on the Premises as are necessary to conduct such a review or investigation. The Borrower shall represent and warrant to the Bank that the Borrower and all Guarantors are in compliance with all laws and regulations governing hazardous waste, asbestos and any other environmental issues Bank and its special counsel deem to be appropriate. The Borrower and all Guarantor: shall indemnify the Bank against, and agree to hold the Bank harmless from, any loss, cost, damage, expense or claim (including, without limitation, attorney's fees) arising by reason of the Presence on the Premises of any hazardous waste or other hazardous materials or on account of any environmental problems with resect to the Premises; and the foregoing indemnity and hold harmless provisions shall survive any foreclosure or a conveyance made pursuant to a deed in lieu of foreclosure. The Borrower and all
               Guarantor: shall execute any and all documentation concerning environmental issues as the Bank may request and such documentation shall be satisfactory to the Bank and its special counsel.

13.13    The Borrower shall notify the Bank in writing as soon as it shall have knowledge of any Event of Default.

Edward Frankel, President
November 3, 1992
Page 10





14. General Conditions:
         The following terms and conditions shall apply to this Commitment
               Letter and the Loan:

14.1     This Commitment Letter shall not be assigned by the Borrower.

14.2     The closing date of the Loan must occur no later than ninety (90) days from the date of the Borrower's acceptance of this Commitment Letter.

14.3     Notwithstanding the place of acceptance of this Commitment Letter or the place of the closing of the Loan, this Commitment Letter and the Loan described herein shall be deemed to be governed by the laws of the State of New Jersey, and the Borrower and the Guarantor(s) shall submit to the jurisdiction of the courts of New Jersey and of the United States of America.

14.4     The provisions of this Commitment Letter are subject to the accuracy of all information, representations, exhibits or other materials submitted with or in support of the Borrower's Loan request. Any change incident thereto prior to the consummation of the LLan closing shall, at the option of the Bank, void all obligations of the Bank, under the terms of this Commitment Letter. Any changes to this letter subject the entire document to the Bank's final credit approval and legal review.

14.5     No change in the provisions of this Commitment Letter shall be valid or binding unless acknowledged and confirmed in writing by an officer of the Bank, and the Borrower;

14.6     The Borrower's acceptance of this Commitment Letter shall constitute its unconditional agreement to pay all reasonable fees, expenses and charges with respect to the Loan (whether or not the closing of the Loan ever occurs) including, without limiting the generality thereof, title insurance, survey cost, appraisals, recording and filing fees, the fees and expenses of the counsel for the Bank; the fees and expenses of the Bank's environmental inspector, if any, and any other taxes, fees and assessments payable in connection with this Loan.

         The Bank shall not be required to pay any premium or any charge or any brokerage fee or commission or similar compensation in connection with this Commitment Letter and the Loan and, by accepting this Commitment, the Borrower agrees to defend, indemnify and hold the Bank harmless against and from any and all claims for any such matters.

14.7     The Bank shall have the option of selling, assigning or transferring all or any part of the Loan to any other financial institution without the permission of the Borrower.

         If the foregoing is in accordance with your understanding, please indicate your acceptance of this Commitment Letter by executing the enclosed copy and returning same to the Bank, together with your check in the amount of $11,512 whereupon this Commitment Letter shall constitute a binding

Edward Frankel, President
November 3, 1992
Page 11




             agreement in accordance with its terms. If your acceptance has not been received by the Bank within ten (10) days from the date hereof, this Commitment Letter shall be deemed null and void and withdrawn, and the Bank shall have no further liability or obligations to you.

                                         Very truly yours,

                                         Chemical Bank New Jersey,
                                         National Association

                                         By: /s/ Lawrence Palumbo, Jr.
                                            -------------------------
                                         Lawrence Palumbo, Jr.
                                         Vice President


Received and Accepted this 3rd day of November, 1992

   Garden State Nutritionals, Inc.

By: /s/ EDWARD M. FRANKEL
   ------------------------
Edward Frankel, President

                    FIRST AMENDMENT TO LOAN AGREEMENT, NOTE,
                        MORTGAGE AND SECURITY AGREEMENT


         THIS AMENDMENT is dated as of September 28, 1995, by and between GARDEN STATE NUTRITIONALS, INC., a New Jersey corporation (the "Borrower"), and CHEMICAL BANK, a New York banking association, as successor to Chemical Bank New Jersey, N.A., a national banking association (the "Lender").

         WHEREAS, the Borrower and Lender entered into a Loan Agreement dated November 12, 1992 (the "Loan Agreement") for a loan in the principal amount of $1,151,250 the proceeds of which were used by Borrower to purchase the premises commonly known as 21-25 Dwight Place, Fairfield, New Jersey (the "Loan");

         WHEREAS, the Loan is evidenced by that certain Commercial Purpose Loan Note (the "Note"), and is secured as set forth in that certain Mortgage (the "Mortgage") and that certain Security Agreement (the "Security Agreement"), each dated as of November 12, 1992 (the Mortgage and the Security Agreement are referred to collectively as the "Collateral Documents") by the Borrower in favor of the Lender; and

         WHEREAS, the Borrower and the Lender desire to amend certain provisions of the Loan Agreement, the Note and the Collateral Documents as set forth below.

         NOW THEREFORE IT IS HEREBY AGREED:

         1. DEFINITIONS. For purposes of this Amendment, terms not otherwise defined herein shall have the respective meanings assigned to such terms in the Loan Agreement and Collateral Documents. In addition, the following capitalized terms used herein shall have the meanings set forth in this Section 1:

         "ACCOUNTS": shall have the meaning provided under the UCC.

         "ACCOUNTS RECEIVABLE": for purposes of determining the Collateral Floor, an amount equal to eighty (80%) percent of the Borrower's Accounts which are payable to Borrower within ninety (90) days of the invoice date, not including those Accounts payable to Borrower by Guarantor.

         "AFFILIATE": as to the Borrower, any other entity (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Borrower. For purposes of this definition, "control" of an entity means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such entity or (b) direct or cause the direction of the management and policies of such entity whether by contract or otherwise.

         "CAPITAL EXPENDITURE": any expenditure by the Borrower for (i) rent or other amounts payable under a Capital Lease Obligation, (ii) an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classifiable in relevant financial statements of the Borrower as property, equipment, improvements or fixed assets, or (iii) any similar type of asset capitalized in accordance with GAAP; all without duplication.

         "CAPITAL LEASE OBLIGATIONS": of the Borrower as of the date of determination, the obligations of the Borrower to pay rent and other amounts under any lease of (or other arrangement conveying the right to use) real or personal property. or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of the Borrower under GAAP.

         "CAPITAL STOCK": any and all shares. interests, participations or other equivalents (however designated) of Capital Stock of a corporation, any and all equivalent ownership interests in an entity (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

         "COLLATERAL FLOOR": the aggregate value of (i) Accounts Receivable,
(ii) forty (40%) percent of Inventory, (iii) fifty (50%) percent of Equipment and (iv) up to $750,000 in cash/negotiable securities.

         "CURRENT ASSETS": as determined in accordance with GAAP.

         "CURRENT LIABILITIES": as determined in accordance with GAAP.

         "DEBT SERVICE COVERAGE RATIO": (i) the sum of (x) net profits before taxes. Interest Expense, non-cash Interest Expense, depreciation, and amortization MINUS (y) Capital Expenditures, Dividends and distributions, DIVIDED BY (ii) Principal Payment and Interest Expense on the Loan at the time at which the Debt Service Coverage Ratio is being determined.

         "DIVIDENDS" all distributions of any kind or in respect of any class of Capital Stock, except for distributions made solely in shares of Capital Stock of the same class or nature, and all payments made in respect of the redemption, repurchase or acquisition of any such Capital Stock, unless such Capital Stock is redeemed, repurchased or acquired through the exchange thereof with Capital Stock of the same class or nature.

         "EARNINGS BEFORE TAXES": for any period (on a trailing twelve month basis in the case of fiscal year end) the Borrower's Net Income increased by the Income Tax Expense for such period, determined in accordance with GAAP.

         "Equipment": shall have the meaning provided under the UCC.

         "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

         "GUARANTOR": Windmill Marketing Services, Inc., a New Jersey corporation.

         "INCOME TAX EXPENSE": for any period, the federal, state, local and foreign income tax expense of the Borrower for such period determined in accordance with GAAP.

         "INDEBTEDNESS": of the Borrower at any date:

         (a) all indebtedness of the Borrower for borrowed money or for the deferred purchase price of property or services,

         (b) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument,

         (c) all Capital Lease Obligations of the Borrower,

         (d) all obligations of the Borrower in respect of outstanding letters of credit, acceptances and similar obligations created for the account of the Borrower,

         (e) all liabilities secured by any Lien on any property owned by the Borrower even though the Borrower has not assumed or otherwise become liable for the payment thereof,

         (f) net liabilities of the Borrower under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements (calculated on a basis satisfactory to the Lender and in accordance with accepted practice),

         (g) withdrawal liabilities of the Borrower or any Affiliate or Subsidiary under a Plan, and

         (h) any Indebtedness of any partnership in which the Borrower is a general partner.

                 "INTANGIBLE ASSETS": of the Borrower, those assets of the Borrower which are: (i) deferred assets, other than all prepaid items, (ii) goodwill and other assets which would be classified as intangible assets on a balance sheet of the Borrower prepared in accordance with GAAP, (iii) unamortized debt discount and expense, (iv) assets permanently located outside of the United States, and (v) costs in excess of fair value of net assets acquired.

                 "INTEREST EXPENSE": for the Borrower for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any such Indebtedness, the interest portion of any deferred payment obligation and the non- principal component of rentals in respect of Capital Lease Obligations), paid or accrued or scheduled to be paid or accrued by the Borrower during such period, all as determined in accordance with GAAP.

                 "INVENTORY": shall have the meaning provided under the UCC.

                 "LEHIGH DRIVE LOCATION": premises commonly known as 100 Lehigh Drive, Fairfield, New Jersey.

                 "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance. lien (statutory or other), other charge or security interest; or any preference, priority or other agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease Obligations having substantially the same economic effect as any of the foregoing).

                 "MATURITY DATE": November 1, 1997

                 "NET INCOME": of the Borrower, the net income of the Borrower determined in accordance with GAAP, excluding all extraordinary items.

                 "PLAN": an employee pension benefit plan (as defined by Section 3 (2) of ERISA) maintained by the Borrower or the Guarantor for its employees.

                 "PRINCIPAL PAYMENT": the amount that is reported on Borrower's financial statements as the current portion of the principal due under the Note.

                 "SHAREHOLDERS EQUITY": the sum of a corporation's stated capital, paid-in surplus and unrestricted retained earnings, all as determined in accordance with GAAP.

                 "SUBORDINATED DEBT": any unsecured Indebtedness of the Borrower (i) no part of the principal of which is stated to be payable or is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the Maturity Date and the payment of the principal of and interest on which and other obligations of the Borrower in respect thereof are subordinated to the prior payment in fill of the principal of and interest (including post-petition interest) on the Note and all other obligations and liabilities of the Borrower to the Lender hereunder on terms and conditions approved in writing by the Lender including, without limitation, provisions prohibiting any payment of principal, interest or any other sum on such Indebtedness after a Default or an Event of Default has occurred hereunder, and (ii) otherwise containing terms, covenants and conditions satisfactory in form and substance to the Lender, as evidenced by its prior written approval thereof.

                 "SUBSIDIARY": as to the Borrower, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Borrower. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to any existing or future Subsidiary or Subsidiaries of the Borrower.

                 "TANGIBLE NET WORTH": Shareholders Equity less
Intangible Assets, all as determined in accordance with GAAP.

                 "TOTAL UNSUBORDINATED LIABILITIES": the aggregate, as of the time at which it is being determined, of all Indebtedness of the Borrower, excluding Subordinated Debt.

                 "UCC": shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York or in such other jurisdiction as may be required by applicable law.

                 "WORKING CAPITAL": as of any date, the amount by which Current Assets exceed Current Liabilities.

         2.      AMENDMENTS TO LOAN AGREEMENT.
                 ----------------------------

         2.01. Section 4(d) of the Loan Agreement is deleted in its entirety and the following is substituted therefor:

                 Permit Capital Expenditures to exceed $300,000 in any fiscal year; notwithstanding this limitation on Capital
         Expenditures, the Borrower may make Capital Expenditures during the term of the Loan in an aggregate amount up to $1,200,000 on the Lehigh Drive Location.

         2.02. Section 4(e) is deleted in its entirety and the following is substituted therefor.

                 Permit the Collateral Floor to be no less than $7,000,000 at any time.

         2.03 Section 4(f) is deleted in its entirety and the following is substituted therefor:

                 Maintain the ratio of Total Unsubordinated Liabilities to Tangible Net Worth to be equal to or less than:

                 (a) 2.75:1.00 from the date hereof until December 31, 1995;

                 (b)      2.0:1.00 between December 31, 1995 and December 31,
        1996; and

                 (c)      1.75:1.00 from December 31, 1996 to the Maturity
        Date.

        2.04. Section 4(g) is deleted in its entirety and the following is substituted therefor:

                Permit Working Capital to be no less than $5,000,000 at any time.

         2.05. Section 4(h) is deleted in its entirety and the following is substituted therefor:

                 Permit Earnings Before Taxes to be no less than $ 2,500,000 in any fiscal year.

         2.06. Section 4(j) "Debt Service Coverage Ratio" is added as follows:

                 Not permit the Debt Service Coverage Ratio to be less than 1:50:1:00 at any time.

         3. The Note, the Mortgage and the Security Agreement are amended to provide that all references to the Loan Agreement set forth therein shall be deemed to refer to the Loan Agreement as amended herein. In the event any terms of the Loan Agreement, the Note or Collateral Documents conflict with this Amendment, the terms of this Amendment prevail.

         4. Except as set forth herein, all other terms of the Loan Agreement, the Note, the Mortgage, and the Security Agreement shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above-written.

ATTEST:                                    GARDEN STATE NUTRITIONALS, INC.
                                           a New Jersey corporation

/s/ Keith Frankel                          By: /S/ Edward Frankel
- --------------------------                    -----------------------------
Keith Frankel                                 Name: Edward Frankel
 Secretary                                    Title:President


                                           CHEMICAL BANK

                                           BY: /s/ Stephen W. Revis
                                              ------------------------------
                                              Name: Stephen W. Revis
                                              Title:V. P.

                          COMMERCIAL PURPOSE LOAN NOTE

$1,151,250.00                                              November 12, 1992


         FOR VALUE RECEIVED, the undersigned (each jointly and severally if more than one person and hereinafter referred to as "Debtor") promises to pay to the order of CHEMICAL BANK NEW JERSEY, NATIONAL ASSOCIATION (hereinafter "Bank"), at any of its banking offices the principal sum of One Million One Hundred Fifty-One Thousand Two Hundred Fifty ($1,151,250.00) Dollars to be paid as follows:

         Principal payable in 60 monthly installments, 59 of which shall be in the amount of $9,593.75 each, commencing on the first day of December 1992, and continuing the same day of each month thereafter and
in one final installment of $585,218.75 on the     first  day of
November, 1997.   Interest from the date hereof shall accrue on the
unpaid Principal balance hereof at the rate 7.85% per annum and shall be payable monthly as billed.

DISBURSEMENT OF PROCEEDS - Each Debtor hereby represents and warrants to Bank that the Principal of this Note will be used solely for business, commercial or agricultural purposes and agrees that any disbursement of the Principal of this Note, or any portion thereof, to
any  one  or  more Debtors,   shall  be conclusively deemed to
constitute disbursement of such Principal to and for the benefit of all Debtors.

PREPAYMENTS - Upon at least five (5) and not more than fifteen (15) business days' prior irrevocable written notice to Bank, Debtor may prepay the loan in whole or in part at any principal payment date, accompanied by the interest accrued through the date of the prepayment in multiples of $200,000, however Debtor shall also directly reimburse Bank at the time of any such prepayment for any loss incurred or to be incurred by Bank in the redeployment of the funds associated with the fixed rate option. Prepayment penalty shall be calculated as follows: The difference between the fixed rate and the current yield on
a U.S.  Treasury   obligation   with   a   maturity approximately equal
to the remaining fixed rate period, times the total amount of principal prepaid on the loan, times the remaining fixed rate period (360 day basis), discounted to present value. Said prepayment penalty shall also apply in the event the Loan is prepaid as a result of a sale or further encumbrancing of the Mortgaged Premises.

SECURITY INTEREST - As security for the prompt payment as and when due of all amounts due under this Note, including any renewals,
extensions   and/or modifications   thereof, together with all other
existing and future liabilities and obligations of Debtor or any of them, to Bank, whether absolute or contingent, of any nature whatsoever and out of whatever transactions arising (hereinafter collectively referred to as the "Liabilities"), in addition to any other security agreement or document granting Bank any rights in any of Obligor's ("Obligor", as used herein, shall include Debtor and all
endorsers, sureties  and    d guarantors)  property  for  the  purpose
of securing the Liabilities, Obligor hereby grants to Bank a lien and security interest in and to all property of Obligor, or any of them, which at any time Bank shall have in its possession, or which is in transit to it, including without limitation any balance or share belonging to Obliger, or Bank and any other amounts which may be owing
from time to time by Bank to Obligor   or  any  of  them.    Said lien
and security interest shall be independent of any right of set-off which
Bank may have.   Such right of set-off shall be deemed to occur at the
time Bank first restricts access of Obligor to property in Bank's possession, although such set-off may be entered upon Bank's books and records at a later time.

RIGHT TO COMPLETE NOTE - Bank may at any time and from time to time without notice to any Obliger: (1) date this Note as of the date when the loan evidenced hereby was made; (2) complete any blank spaces according to the terms upon which Bank has granted such loan; and (3) cause the signature of one or more persons to be added as additional Debtors without in any way affecting or limiting the liability of the existing Obligors to Bank.

EVENTS OF DEFAULT - Each of the following shall be an "Event of Default" hereunder: (1) the nonpayment when due, or if this is a demand obligation, upon demand, of any amount payable under this Note or of any amount when due under or on any of the Liabilities, except that the nonpayment of a monthly installment of principal and interest shall not constitute an Event of Default unless such nonpayment continues for more than five (5) days after the due date and there are insufficient funds in Debtor's account with Bank to cover an automatic debit of the account by Bank or the failure of any Obligor to observe or perform any agreement of any nature whatsoever with Bank; (2) if any Obligor becomes insolvent or makes an assignment for the benefit of creditors, or if any petition is filed by or against any Obligor under any provision of any state or federal law or statute alleging that such Obligor is insolvent or unable to pay debts as they mature or under any provision of the United States Bankruptcy Code; (3) the entry of any judgment against any Obligor involving monetary damages aggregating more than $50,000.00 which remains unsatisfied for fifteen (15) days; (4) the issuing of any attachment, levy or garnishment against any property of any obligor in execution of a judgment involving monetary damages aggregating more than $50,000.00; (5) the occurrence of any substantial change in the financial condition of any Obligor which, in the sole, reasonable judgment of Bank, is materially adverse; (6) the dissolution, merger, consolidation or reorganization of any Obligor which is a corporation or partnership, without the express prior written consent of Bank unless otherwise permitted pursuant to the terms of the Commitment Letter of November 3, 1992 (the "Commitment"); (7) the revocation of a guaranty by any Obligor; (8) if any information or signature furnished to Bank by any Obligor at any time in connection with any of the Liabilities, or in connection with any guaranty or surety agreement applicable to any of the Liabilities, is false or incorrect; (9) the failure of any Obligor to timely furnish to Bank such financial and other information as Bank may reasonably request or require pursuant to the terms of the Commitment; or (10) an Event of Default as said term is defined in a certain Loan Agreement dated even date herewith between Debtor and the Bank.

BANK'S RIGHTS UPON DEFAULT- Notwithstanding anything to the contrary contained herein or elsewhere, or the fact that Debtor may be required to make Principal and/or interest payments from time to time, if this
Note is payable upon demand, Bank may demand payment of all outstanding Principal and accrued interest at any time. In addition, upon the occurrence of any Event of Default, Bank may:

         (1) accelerate the maturity of this Note and demand immediate payment of all outstanding Principal and accrued interest;

         (2) exercise its right of set-off and all of the rights, privileges and remedies of a secured party under the New Jersey Uniform Commercial Code and all of its rights and remedies under any security agreement, pledge agreement, mortgage, power, this Note or any other note, or other agreement, instrument or document issued in connection with or arising out of any of the Liabilities, all of which remedies shall be cumulative and not alternative. The net proceeds of any collateral held by Bank as security for any of the Liabilities shall be applied first to the expenses of Bank in preparing the collateral for sale, selling and the like, including, without limitation, attorney's fees and expenses incurred by Bank (including fees and expenses of any litigation incident to any of the foregoing), and second, in such order as Bank may elect, in its sole discretion, to the complete satisfaction of all of the Liabilities together with all interest thereon. Obligor waives and releases any right to require Bank to collect any of the Liabilities to Bank from any other collateral under any theory of marshalling of assets or otherwise, and specifically authorizes
Bank to apply any collateral proceeds in which Obligor has any right, title or interest against any of Obligor's Liabilities to Bank in any manner that Bank may determine;

         (3) make a late charge of not less than $10.00 nor more than 5% of any amount due and unpaid for a period of 5 days or more;

         (4) upon five (5) days' written notice to Debtor, begin accruing interest, at the rate set forth above plus 2% (the "Default Interest Rate") per annum on the unpaid Principal balance provided, however, that no interest shall accrue hereunder in excess of the maximum amount of interest then allowed by law. Debtor agrees to pay such accrued interest upon demand. The default rate set forth herein is strictly a measure of liquidated damages based upon Bank's excess costs involved in the redeployment of Bank funds and is not meant to be construed as a penalty.

MISCELLANEOUS - Debtor agrees to timely furnish to Bank such financial and other information as it may reasonably request or require. Debtor hereby waives protest, notice of protest, presentment, dishonor, notice of dishonor, demand, and notice of demand. If this Note is placed in the hands of an attorney for collection, Debtor shall reimburse Bank for any and all of its attorneys fees (which Debtor agrees are reasonable) whether or not suit be brought, together with all
actual costs and expenses of any legal proceedings.   Interest shall be
calculated hereunder for the actual number of days that the Principal is outstanding, based on a year of three hundred sixty (360) days, unless otherwise specified. If this Note bears interest at a rate based on the Prime Rate charged by Bank from time to time, changes in the rate of interest hereon shall become effective on the days on which Bank announces changes in its Prime Rate.

Bank's Prime Rate of Interest shall mean that rate of interest (which is not necessarily the lowest rate of interest charged by Bank) so designated and established by Bank as that rate may change from time to time. The rights and privileges of Bank under this Note shall inure to the benefit of its successors and assigns. All representations, warranties and agreements of Obligor made in connection with this Note shall bind Obligor's personal representatives, heirs, successors and
assigns.    If  any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be
construed   as   if   such   invalid  or unenforceable   provision had
never been contained herein. The waiver of any Event of Default or the failure of Bank to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent Event of Default or of Bank's right to exercise that or any other right or remedy to which Bank is entitled. The undersigned hereby authorizes Bank, in its sole discretion, to disclose any financial or other information about the undersigned to any present, future or prospective participant, or successor in interest in any loan, advance or other financial accommodation to Borrower from Bank, or any regulatory body or agency having jurisdiction over Bank. This Note has been delivered to and accepted by Bank in and shall be governed by the laws of the State of New Jersey. The parties agree to the jurisdiction of the federal and state courts located in New Jersey in connection with any matter arising hereunder, including the collection and enforcement hereof. Debtor
waives trial by Jury.   The Additional Provisions,  if any, below, are
hereby made a part hereof and are incorporated herein.

                         ADDITIONAL PROVISIONS

The Bank has been given a Mortgage, Security Agreement and Loan Agreement all dated the same date as this Agreement to protect the Bank if the Debtor fails to fulfill its obligations as set forth in this Note. All of the terms and conditions of said Mortgage, Security Agreement and Loan Agreement are incorporated herein by reference.





Debtor has duly executed this Note the day and year first above written, and has hereunto set Debtor's hand and seal.



ATTEST:                                    GARDEN STATE NUTRITIONALS, INC.

/s/ STEPHEN YOUNG                      By: /s/ EDWARD FRANKEL         (SEAL)
- ----------------------------------        ----------------------------------
Stephen Young, Assistant Secretary        Edward Frankel, President





                                      -3-